THE SPECTRANETICS CORPORATION
2016 INCENTIVE AWARD PLAN

PERFORMANCE STOCK UNIT GRANT NOTICE

The Spectranetics Corporation, a Delaware corporation (the “Company”), pursuant to The Spectranetics Corporation 2016 Incentive Award Plan (as it may be amended from time to time, the “Plan”), hereby grants to the individual listed below (the “Participant”) the following award of Performance Stock Units (“PSUs”). This award of PSUs is subject to all of the terms and conditions set forth in this Grant Notice, in the Performance Stock Unit Terms and Conditions (the “Terms and Conditions”) attached hereto as Appendix A and Appendix B (the “Appendices”) (this Grant Notice and the Appendices being collectively referred to as the “Award Agreement”) and in the Plan, the terms of which are incorporated herein by reference. All capitalized terms used and not otherwise defined in this Award Agreement shall have the meanings ascribed to such terms in the Plan (as it may be amended from time to time) unless the context clearly indicates otherwise.

Participant:
Grant Date:
Target Number of PSUs:
Performance Period:	See Appendix B
Performance Measures:	See Appendix B
Vesting and Payout Range:
Scheduled Vesting Date:	See Appendix B
Payment of PSUs:	The Company shall pay to the Participant in the form of one share of Stock for each vested PSU as set forth in Section 4 of the attached Terms and Conditions.
Termination of PSUs:	Unvested PSUs are forfeited and terminated to the extent set forth in Section 3 of the attached Terms and Conditions.

By his or her signature and the Company’s signature below, the Participant agrees to be bound by the terms and conditions of the Plan and this Award Agreement. The Participant has reviewed the Award Agreement, including the Appendices, and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Award Agreement and the Plan. In the event that there are any inconsistencies between the terms of the Plan and the terms of this Award Agreement, the terms of the Plan shall control. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under this Award Agreement or the Plan.
IN WITNESS WHEREOF, this Grant Notice has been executed and delivered by the parties hereto as of the Grant Date first written above.

THE SPECTRANETICS CORPORATION:		PARTICIPANT:
By:		Signature:
Name:	Robert Fuchs	Print Name:
Title:	Senior Vice President, Global Human Resources	Address:

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APPENDIX A
TO PERFORMANCE STOCK UNIT GRANT NOTICE
PERFORMANCE STOCK UNIT TERMS AND CONDITIONS
1.Grant. Pursuant to the Performance Stock Unit Grant Notice (the “Grant Notice”) and these Performance Stock Unit Terms and Conditions (the “Terms and Conditions”) attached to the Grant Notice, and which together with this Appendix A and the Process for Determining Earned PSUs attached hereto as Appendix B (this Grant Notice and Appendix A and Appendix B being collectively referred to as the “Award Agreement,”) The Spectranetics Corporation, a Delaware corporation (the “Company”), has granted to the Participant an award of PSUs under The Spectranetics Corporation 2016 Incentive Award Plan (as it may be amended from time to time, the “Plan”), subject to all of the terms and conditions contained in this Award Agreement and the Plan. All capitalized terms used but not defined in the Award Agreement shall have the meanings ascribed to such terms in the Plan unless the context clearly indicates otherwise.
2.PSUs. Each PSU that vests represents the right to receive payment, in accordance with Section 4 below, in the form of one share of Stock. Unless and until a PSU vests, the Participant has no right to payment in respect of any such PSU. Prior to actual payment in respect of any vested PSU, such PSU represents an unfunded and unsecured contingent obligation of the Company, payable (if at all) only from the general assets of the Company.
3.Vesting and Termination. The number of PSUs that are earned and eligible to vest is determined as set forth in this Section 3 or in Appendix B, if applicable.
3.1    Unearned PSUs. Any PSUs that have not yet been earned as of the end of a Performance Period or otherwise in the manner provided in Appendix B, if applicable, will immediately terminate and be forfeited and cancelled without payment of consideration therefor.

3.2    Voluntary Termination by the Participant or Termination by the Company for Any Reason. All PSUs that have not yet vested as of the time Participant ceases to be a Service Provider (a “Termination of Service”) due to voluntary termination by the Participant (including a voluntary Termination of Service for Good Reason) or termination by the Company (including involuntary Termination of Service without Cause) shall thereupon terminate and be forfeited and cancelled without payment of consideration therefor.

3.3    Termination by Reason of Death or Disability. If the Participant's Termination of Service occurs by reason of death or Disability prior to the Scheduled Vesting Date, the Participant, or the Participant's estate, designated beneficiary or other beneficiary contemplated by the Plan in the event of the Participant’s death, is entitled to the immediate vesting and payout of the Target Number of PSUs. Any PSUs that do not vest under the circumstances described in the preceding sentence are forfeited and cancelled without payment of consideration therefor.
3.4    Change in Control. If a Change in Control occurs prior to the Scheduled Vesting Date and prior to the Participant’s Termination of Service, vesting shall occur in accordance with the provisions of Appendix B.
4.Payment after Vesting; Code Section 409A. The Company shall issue one share of Stock (in book-entry form or otherwise) in respect of each PSU that vests in accordance herewith to the Participant (or in the event of the Participant’s death, to the Participant’s estate, designated beneficiary or other beneficiary contemplated by the Plan) as soon as practicable following the date on which such PSU vests. Notwithstanding anything herein to the contrary, no such payment shall be made to the Participant during the six-month period following the Participant’s “separation from service” (within the meaning of Section 409A of the Code) if the Participant is a “specified employee” (within the meaning of Section 409A of the Code) on the date of such separation from service (as determined by the Company in accordance with Section 409A of the Code) and the Company determines that paying such amounts at the time set forth in this Section 4 would constitute a failure to comply with Section 409A(a)(2)(B)(i) of the Code. If the payment of any such amounts is delayed as a result of the previous sentence, then on the first day following the end of such six-month period, the Company shall pay the Participant the cumulative amounts that would have otherwise been payable to the Participant during such six-month period.
5.Tax Withholding. The Company may deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy all applicable federal, state and local taxes (including the Participant’s employment tax obligations, if any) required by law to be withheld with respect to any taxable event arising in connection with the PSUs. Without limiting the generality of Section 14 of the Plan, the Participant may, in satisfaction of the foregoing requirement, elect to have the Company withhold or cause to be withheld shares of Stock otherwise issuable in respect of such PSUs having a Fair Market Value equal to the sums required to be withheld.
6.Rights as Shareholder. Neither the Participant nor any person claiming under or through the Participant has any of the rights or privileges of a shareholder of the Company in respect of any shares of Stock that may become deliverable hereunder unless and until certificates representing such shares of Stock have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered in certificate or book entry form to the Participant or any person claiming under or through the Participant.
7.Non-Transferability. Neither the PSUs nor any interest or right therein is liable for the debts, contracts or engagements of the Participant or his or her successors in interest or subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 7 shall not prevent transfers by will or by the applicable laws of descent and distribution or pursuant to a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. Upon any attempt by the Participant to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale by the Participant under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby shall immediately become null and void.
8.Distribution of Stock. Notwithstanding anything herein to the contrary, the Company is not required to issue or deliver any certificates evidencing shares of Stock pursuant to this Agreement unless and until the Committee has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to this Agreement are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. In the event that any such issuance or delivery is delayed because the Company reasonably determines that such issuance or delivery will violate Federal securities laws or other applicable law, such issuance or delivery shall be made at the earliest date at which the Company reasonably determines that such issuance or delivery will not cause such violation. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Committee may require that the Participant make such reasonable covenants, agreements, and representations as the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee may require the Participant to comply with any timing or other restrictions with respect to the settlement of any PSUs, including a window-period limitation, as may be imposed in the discretion of the Committee. Notwithstanding any other provision of this Agreement, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company shall not deliver to the Participant any certificates evidencing shares of Stock issued upon settlement of any PSUs under this Agreement and instead such shares of Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator) and all references herein to certificates shall be deemed to apply instead to recordation in such books.
9.No Effect on Service Relationship. Nothing in this Agreement or in the Plan confers upon the Participant any right to serve or continue to serve as an Employee, Consultant, Independent Director or other service provider of the Company or any Subsidiary.
10.Severability. In the event that any provision in this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement, which shall remain in full force and effect.
11.Tax Consultation. The Participant understands that the Participant may suffer adverse tax consequences in connection with the PSUs granted pursuant to this Agreement. The Participant represents that the Participant has consulted with any tax consultants that the Participant deems advisable in connection with the PSUs and that the Participant is not relying on the Company for tax advice.
12.Amendments, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board.
13.Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and all applicable state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the PSUs are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
14.Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if the Participant becomes subject to Section 16 of the Exchange Act, the Plan, the PSUs and this Agreement will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement is deemed amended to the extent necessary to conform to such applicable exemptive rule.
15.Code Section 409A. Neither the PSUs nor this Agreement is intended to provide for any deferral of compensation subject to Section 409A of the Code, and, accordingly, notwithstanding anything to the contrary, the shares of Stock issuable hereunder in settlement of vested PSUs shall be distributed no later than the later of: (i) the 15th day of the third month following Participant’s first taxable year in which the PSUs are no longer subject to a substantial risk of forfeiture, and (ii) the 15th day of the third month following the first taxable year of the Company in which the PSUs are no longer subject to substantial risk of forfeiture, as determined in accordance with Code Section 409A and any Treasury Regulations and other guidance issued thereunder. Nevertheless, to the extent that the Committee determines that any PSUs may not be exempt from (or compliant with) Section 409A of the Code, the Committee may (but shall not be required to) amend this Agreement in a manner intended to comply with the requirements of Section 409A of the Code or an exemption therefrom (including amendments with retroactive effect), or take any other actions as it deems necessary or appropriate to (a) exempt the PSUs from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the PSUs, or (b) comply with the requirements of Section 409A of the Code. To the extent applicable, this Agreement shall be interpreted in accordance with the provisions of Section 409A of the Code.
16.Compensation Recovery Policy. To the extent that any compensation paid or payable pursuant to this Agreement is considered “incentive-based compensation” within the meaning and subject to the requirements of Section 10D of the Exchange Act, such compensation shall be subject to potential forfeiture or recovery by the Company in accordance with any compensation recovery policy adopted by the Board or any committee thereof in response to the requirements of Section 10D of the Exchange Act and any implementing rules and regulations thereunder adopted by the Securities and Exchange Commission or any national securities exchange on which the Company’s common stock is then listed. This Agreement may be unilaterally amended by the Company to comply with any such compensation recovery policy.
17.Adjustments. The Participant acknowledges that the PSUs are subject to modification and termination in certain events as provided in this Agreement and Section 15 of the Plan.
18.Notices. Notices required or permitted hereunder must be given in writing and are deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the Participant to his or her address shown in the Company records, and to the Company at its principal executive office.
19.Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement inures to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer contained herein, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.
20.Governing Law. This Agreement is intended to be administered, interpreted and enforced under the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.
21.Captions. Captions provided herein are for convenience only and are not intended to serve as a basis for interpretation or construction of this Agreement.

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